EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2025, relating to the consolidated financial statements of Airship AI Holdings, Inc., which appears in the Annual Report on Form 10-K of Airship AI Holdings, Inc., for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

Santa Rosa, California

March 10, 2025